UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2009

CARBIZ INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-52209	None
(State or other jurisdiction	(Commission File	(IRS Employer
of	Number)	Identification No.)
incorporation)

7115 16th Street East, Unit 105
Sarasota, Florida 34243
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (941) 952-9255

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act.

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01         Entry into a Material Definitive Agreement.
Item 3.02         Unregistered Sales of Equity Securities.

Star Financial Services Portfolio Acquisition

          On June 15, 2009, Carbiz USA Inc. (“Carbiz USA”), a subsidiary of Carbiz Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Star Financial Services, a California corporation (“Star”), The Brook Family Trust, which is the principal shareholder of Star (the “Trust”), and Malcolm S. Brook (“Brook”), who is the trustee of the Trust, pursuant to which Carbiz USA purchased substantially all of the assets of Star, which consisted primarily of a portfolio of consumer loans on used cars with an outstanding balance due of $9,738,862 (the “Consumer Notes”).

          The consideration paid by Carbiz USA consisted of the assumption of $8,153,665 in debt due from Star to Wells Fargo Preferred Capital, Inc., and $2,067,534 in debt due from Star to certain of its subordinated creditors, including $1,513,763 due to the Trust.

          So long as Carbiz USA holds any of the Consumer Notes, it shall be entitled to review the collectability of the Consumer Notes on a quarterly basis beginning with the quarter ending October 31, 2009, and determine whether, pursuant to its normal charge-off policy, it should charge off in whole or in part any of the Consumer Notes. In the event that Carbiz USA charges off any amount due under a Consumer Note or in the event that it sells one or more of the Consumer Notes at a discount to the remaining balance due under such Consumer Notes, then it shall be entitled to offset the amount of such charge-offs and discounts against any amount owed to Brook under the terms of the subordinated note delivered to him pursuant to the Asset Purchase Agreement, with such offset being applied against the next payment or payments due thereunder; provided however, that such charge-offs and discounts shall not exceed $1,213,762.76 in the aggregate; and provided further, that Brook shall be entitled to a credit against any such offset for (a) sales tax credits that Carbiz USA receives with respect to the Star portfolio, and (b) amounts ultimately recovered or received by Carbiz USA under Consumer Notes which were previously charged off. If Star, the Trust or Brook have any other indemnification obligations to Carbiz USA under the Asset Purchase Agreement, then Carbiz USA may elect to offset any such amount due to it from them against any of the subordinated notes delivered to the former Star subordinated creditors, provided, however, that Carbiz USA must first offset against the subordinated note delivered to Brook until there is no further amount due thereunder before it offsets against any of the subordinated notes held by the other subordinated creditors.

          In order to effectuate the acquisition of the assets of Star, the Company entered into a new credit facility with Wells Fargo Preferred Capital, Inc. (“Wells Fargo”). See “New Credit Facility” below. In connection with entering into such credit facility, the Company entered into an amendment to its senior credit facility with Dealer Services Corporation (“DSC”). See “Amendment of DSC Credit Facility” below.

New Credit Facility

          On June 15, 2009, all of the Company’s direct and indirect subsidiaries (the “Borrowers”) entered into a Loan and Security Agreement, dated June 15, 2009 (the “WF Loan Agreement”)

with Wells Fargo Preferred Capital, Inc. (“Wells Fargo”). Under the WF Loan Agreement, Wells Fargo committed to loan the Borrowers up to (i) $15,000,000 through and including December 31, 2009, (ii) $17,000,000 commencing January 1, 2010 through and including March 31, 2010 and (iii) $20,000,000 thereafter. The purpose of the credit facility is to finance receivables generated by the Company from the sales of used vehicles. The Borrowers may borrow up to 55% of the outstanding amount due under eligible receivables, as defined in the WF Loan Agreement, other than receivables acquired from Star. With respect to the receivables acquired from Star, they may borrow up to 95% of the amount outstanding under such receivables through the 60th day following the date of the WF Loan Agreement and 90% thereafter.

          The WF Loan Agreement is subject to certain borrowing limitations, and includes certain financial and restrictive covenants, including but not limited to covenants requiring the maintenance of minimum EBITDA and debt to equity ratios. The credit facility will terminate on June 30, 2011.

          Loans will bear interest at an annual rate equal to the three-month London Interbank Offered Rate plus 3.35% .

          An unused line fee of 0.25% per annum is charged on the unused portion of the credit facility on a monthly basis, and the Company must pay Wells Fargo an administrative fee of $1,000 per month.

          Amounts due to Wells Fargo under the WF Loan Agreement are secured by a security interest in all of the personal property of the Borrowers, and guaranteed by the Company under a Guaranty Agreement.

          The Borrowers initial draw under the WF Loan Agreement was $10,303,665, $8,153,665 of which was used to pay the indebtedness of Star to WF.

Amendment of DSC Credit Facility and Issuance of Warrants to DSC

          On June 15, 2009, all of the Company’s subsidiaries that are borrowers under the Fourth Amended and Restated Loan and Security Agreement with DSC, dated February 25, 2009 (the “DSC Loan Agreement”), entered into an amendment to the DSC Loan Agreement with DSC, which permits the Company’s subsidiaries to enter into the WF Loan Agreement and grant Wells Fargo a security interest in their personal property.

          In order to obtain the consent of DSC to the WF Loan Agreement, DSC requested that the Company issue to DSC warrants to purchase an additional 30,781,800 shares of Company common stock at a purchase price of $0.08 per share at any time until June 15, 2014. The Company’s board of directors approved such issuance, finding that the WF Loan Agreement was necessary for the future growth of the Company. The issuance of the warrants and the underlying common stock are exempt from registration under the Securities Act of 1933 by virtue of the private placement exemption provided in Section 4(2) of such Act.

          In connection with entering into the WF Loan Agreement, Wells Fargo entered into an Inter-creditor Agreement with DSC and a Subordination and Inter-creditor Agreement with Trafalgar Capital Specialized Investment Fund, Luxembourg and the Star note holders.

Item 9.01         Financial Statements and Exhibits.

Exhibit 99.1	Asset Purchase Agreement, dated June 15, 2009, between Carbiz USA Inc., Star Financial Services, The Brook Family Trust and Malcolm S. Brook

Exhibit 99.2	Promissory Note dated June 15, 2009 issued to Malcolm S. Brook

Exhibit 99.3	Loan and Security Agreement, dated June 15, 2009, between the subsidiaries of Carbiz Inc. and Wells Fargo Preferred Capital, Inc.

Exhibit 99.4	Promissory Note issued to Wells Fargo Preferred Capital Inc. by the subsidiaries of Carbiz Inc. on June 15, 2009

Exhibit 99.5	Guaranty of Carbiz Inc., dated June 15, 2009, in favor of Wells Fargo Preferred Capital, Inc.

Exhibit 99.6	Amendment No. 1 to Fourth Amended and Restated Loan and Security Agreement, dated June 15, 2009, between Carbiz Inc., its operating subsidiaries, and Dealer Services Corporation

Exhibit 99.7	Warrant in favor of Dealer Services Corporation

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARBIZ INC.

Date: June 17, 2009	By:	/s/ Stanton Heintz
Stanton Heintz
Chief Financial Officer